UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2025
Arbor Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Earle Ovington Boulevard, Suite 900 Uniondale, NY	11553
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 506-4200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ABR	New York Stock Exchange
Preferred Stock, 6.375% Series D Cumulative Redeemable, par value $0.01 per share	ABR-PD	New York Stock Exchange
Preferred Stock, 6.25% Series E Cumulative Redeemable, par value $0.01 per share	ABR-PE	New York Stock Exchange
Preferred Stock, 6.25% Series F Fixed-to-Floating Rate Cumulative Redeemable, par value $0.01 per share	ABR-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 21, 2025, Arbor Realty Trust, Inc. (“Arbor”) held its virtual annual meeting of stockholders. At the meeting, the stockholders voted, as indicated below, on the following proposals:
1. The stockholders approved the election of Ms. Caryn Effron, Mr. Joseph Martello, Mr. Edward Farrell and Mr. George Tsunis as Class I directors, each to serve until the 2028 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Caryn Effron	69,922,443	12,222,118	672,763	61,124,361
Joseph Martello	76,839,460	5,331,119	646,745	61,124,361
Edward Farrell	72,117,731	10,046,825	652,768	61,124,361
George Tsunis	79,650,699	2,498,306	668,319	61,124,361
2. The stockholders ratified the appointment of Ernst & Young LLP as Arbor's independent registered public accounting firm for fiscal year 2025.

For	Against	Abstain
138,610,554	4,395,965	935,166
3. The stockholders approved the compensation of Arbor’s named executive officers as disclosed in the 2025 proxy statement.

For	Against	Abstain	Broker Non-Votes
62,852,531	18,411,463	1,553,330	61,124,361

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

Date: May 21, 2025	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer